Exhibit 5.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statement on Form F-10 of HEXO Corp. (the “Company”) of our report dated December 31, 2019 relating to the July 31, 2019 consolidated financial statements of the Company, which is filed as an exhibit to the Company’s Annual Report on Form 40-F.

We also consent to the reference to us under the heading “Interests of Experts” in such Registration Statement.

/s/ MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

Ottawa, Canada

May 14, 2021